AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

          This Amendment no. 3 to Employment Agreement (this “Amendment”) is entered into as of December __, 2013, between JetBlue Airways Corporation, a Delaware corporation (the “Company”) and Dave Barger (“Executive”).

          WHEREAS, Executive became the Chief Executive Officer of the Company on May 10, 2007.

          WHEREAS, on February 11, 2008, Executive and the Company entered into an Employment Agreement and Executive and the Company amended such Agreement as of July 8, 2009 and as of December 21, 2010 (as amended, the “Employment Agreement”). (Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Employment Agreement.)

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree that the paragraph 1 of the Employment Agreement is hereby amended as follows:

1.    Employment and Duties.
The Executive shall serve as the Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the ‘‘Board’’). The Executive shall have such duties and responsibilities, commensurate with the Executive’s position, as may be assigned to the Executive from time to time by the Board. The Executive’s principal place of employment shall be the principal offices of the Company currently located in the New York City area; provided, however, that the Executive understands and agrees that he will be required to travel from time to time for business reasons.
While the Executive renders services to the Company, the Executive agrees that he will devote his primary care and attention to the business of the Company. The Executive may, from time to time, engage in consulting or other business activities that do not interfere with his responsibilities to the Company. In addition, while you render services to the Company, you will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.

Except as specifically amended above, all other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

JETBLUE AIRWAYS CORPORATION

BY:    /s/___________________________
NAME: James G. Hnat
TITLE: Executive Vice President, General Counsel and Corporate Secretary

ACCEPTED AND AGREED TO:

_/s/_____________________
Dave Barger